Exhibit 10.6

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made effective as of July 1, 2020, by and among PR CHERRY HILL STW LLC, a Delaware limited liability company (“PR Cherry Hill”), and CHERRY HILL CENTER, LLC, a Maryland limited liability company (“Cherry Hill Center”; PR Cherry Hill and Cherry Hill Center and referred to herein individually and collectively, as the context may require, as “Borrower”), PREIT ASSOCIATES, L.P., a Delaware limited partnership (“Guarantor”), NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“Co-Lender A-1”), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (“Co-Lender A-2”; Co-Lender A-1 and Co-Lender A-2, together with their successors and assigns, are referred to herein individually as “Co-Lender” and collectively as “Lender”).

RECITALS:

WHEREAS, Lender made a loan (the “Loan”) to Borrower in the original principal amount of Three Hundred Million Dollars ($300,000,000.00), as evidenced by that certain Promissory Note A-1 dated August 15, 2012, made by Borrower and payable to Co-Lender A-1, in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) (“Note A-1”) and that certain Promissory Note A-2 dated August 15, 2012, made by Borrower and payable to Co-Lender A-2, in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) (“Note A-2”; Note A-1 and Note A-2 are referred to herein individually and collectively, as the context may require, as the “Note”);

WHEREAS, Borrower’s obligations under the Note are secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made on August 9, 2012 and effective as of August 15, 2012, from Borrower to Lender, recorded on August 24, 2012 in Book 09648, at Page 0640 in the Public Records of Camden County, New Jersey (the “Security Instrument”), covering certain real property and improvements thereon, more particularly described therein (the “Property”);

WHEREAS, in connection with the Loan, (i) Guarantor executed and delivered to Lender that certain Guaranty dated as of August 15, 2012 (the “Guaranty”); and (ii) Borrower and Guarantor executed and delivered to Lender that certain Environmental Indemnity Agreement dated as of August 15, 2012 (the “Environmental Indemnity”);

WHEREAS, the Note, the Security Instrument, the Guaranty, the Environmental Indemnity and all other documents given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed in connection with the Loan by Borrower, Guarantor or any other person or entity liable for any of the Obligations, as the same may from time to time be renewed, extended, amended, supplemented or restated, are referred to in this Agreement as the “Loan Documents”; and Borrower’s obligations under the Note and the other Loan Documents are collectively referred to in this Agreement as the “Obligations”;

WHEREAS, as a result of the COVID-19 pandemic, Borrower is requesting that Lender defer the Payments (as defined in the Note) required under the Note for each of June 1, 2020, July 1, 2020, and August 1, 2020 (collectively, the “Deferred Debt Service”) and forbear from the exercise of remedies as a result thereof in accordance  with the terms of this Agreement (the “Debt Service Deferral”); and

WHEREAS, as a result of the COVID-19 pandemic, Lender has so agreed to the Debt Service Deferral but only pursuant to the terms and conditions set forth in this Agreement and only so long as there is no Event of Termination (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Recitals.  The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.

2.Outstanding Balance. As of June 1, 2020, the outstanding principal balance of Note A-1 is $133,288,129.86 and the outstanding principal balance of Note A-2 is $133,288,129.86.

3.Temporary Forbearance.

(a)Subject to the satisfaction of the Conditions Precedent (as defined below), until the date of the occurrence of any Event of Termination, Lender will not exercise or enforce its rights or remedies against Borrower or Guarantor to which Lender would be entitled under the terms of the Loan Documents solely with respect to the Deferred Debt Service not being paid as originally required under the Loan Documents; provided, however, that such forbearance shall not act as a waiver of Lender’s right to enforce any such right or remedy after the occurrence of any Event of Termination.  Notwithstanding anything to the contrary set forth in any of the Loan Documents, Borrower agrees to pay in full in cash on the date of an Event of Termination, the outstanding principal amount of Borrower’s indebtedness to Lender under the Loan Documents, together with all interest thereon and all fees and expenses of Lender incurred in connection therewith.

(b)Borrower and Guarantor each acknowledge that Lender is agreeing to the Debt Service Deferral and the forbearance described herein in substantial part based on the agreements, acknowledgements, terms and conditions set forth in this Agreement, and Borrower and Guarantor are each making such agreements, acknowledgements, terms and conditions in consideration of such Debt Service Deferral and forbearance by Lender.  BORROWER AND GUARANTOR EACH ACKNOWLEDGE AND AGREE THAT LENDER’S AGREEMENT TO THE DEBT SERVICE DEFERRAL AND TO FORBEAR AS PROVIDED HEREUNDER IS FULL, FAIR, VALUABLE, REASONABLY EQUIVALENT AND ADEQUATE CONSIDERATION FOR ALL OF BORROWER’S AND GUARANTORS’ AGREEMENTS AND OBLIGATIONS UNDER THIS AGREEMENT.

4.Conditions of Forbearance. As a condition precedent to Lender’s agreement to the Debt Service Deferral and to forbear as set forth herein, Borrower and/or Guarantor, as applicable, shall satisfy each of the following conditions on the date hereof (collectively, the “Conditions Precedent”): (a) Borrower and Guarantor shall deliver: (i) a copy of this Agreement executed by Borrower and Guarantor in the places indicated below, and (ii) appropriate resolutions or other evidence of authority for each of Borrower and Guarantor to execute and deliver this Agreement, certified by an officer or other authorized party of Borrower and Guarantor, respectively; (b) payment to each Lender of a forbearance fee in the amount of $25,000.00 (for an aggregate forbearance fee of $50,000.00); and (c) payment to each Lender for its costs and expenses pursuant to Section 24 hereof to the extent incurred by Lender prior to the satisfaction of the conditions set forth in the preceding clauses (a) and (b) and invoiced by Lender to Borrower.  Each of the conditions set forth in this Section shall have been satisfied in Lender’s sole and absolute discretion.

5.Terms of Payment of Deferred Debt Service.

(a)In addition to the regular monthly Payments of principal and accrued interest due under the Note, Borrower shall pay to each Lender in cash, the Deferred Debt Service in six (6) equal monthly installments of $353,751.50 (for an aggregate monthly installment of $707,503.00), beginning on September 1, 2020, and continuing on the first day of each calendar month thereafter through and including February 1, 2021.  Borrower shall resume regular monthly Payments of principal and accrued interest due under the Note commencing March 1, 2021 (and shall continue thereafter to make Payments in accordance with the Note through the Maturity Date [as defined in the Note]).

(b)Borrower hereby acknowledges and agrees that the Loan shall at all times continue to accrue all interest, fees, charges and expenses, in accordance with the terms of the Loan Documents until the Obligations have been irrevocably satisfied in full.

(c)Until all Deferred Debt Service amounts are paid in full, Borrower shall not distribute any money or other property to any member or other direct or indirect owner of Borrower, whether in the form of earnings, income or other proceeds from the Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any member of Borrower nor shall Borrower loan or advance any funds to any such member.

(d)Until all Deferred Debt Service amounts are paid in full, Borrower shall deliver to Lender, on or before the 15th of each month, a current monthly statement of cash flows with respect to the Property for the previous calendar month.

6.Events of Termination. The occurrence of any one or more of the following events shall constitute an “Event of Termination”, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE: (a) an Event of Default (as defined in the Security Instrument) (it being agreed that the failure to pay the Deferred Debt Service as originally required under the Loan Documents does not constitute an Event of Default so long as Borrower and Guarantor comply with the terms of this Agreement); (b) the failure of Borrower or Guarantor to comply with the terms of this Agreement; (c) the commencement of litigation or legal proceedings by Borrower or Guarantor against Lender or any of its affiliates; and (d) any pledge of any indirect equity interest in Borrower to secure any upper tier corporate or similar facility or pledge without Lender’s prior written consent.  Upon the occurrence of any Event of Termination, Lender may, at its option and without notice to Borrower, exercise any and all rights and remedies available to Lender pursuant to the Loan Documents (including, without limitation, the ability of Lender to collect interest at the Increased Rate [as defined in the Note] from the date of this Agreement), at law or in equity, in such manner as Lender in its sole and exclusive discretion determines.  Borrower and Guarantor unconditionally and irrevocably waive further notice and any and all grace or cure periods that may be required prior to the exercise by the Lender of any rights or remedies it may have, whether under this Agreement, the Loan Documents, at law or in equity, with respect to the failure to pay the Deferred Debt Service as originally required under the Loan Documents.  Borrower hereby consents to the ex parte appointment of a receiver through any court having jurisdiction over the Property or the Borrower upon the occurrence of an Event of Termination and waives any and all defenses, counterclaims and notices in connection with such appointment of a receiver.  Such consent and waiver is in addition to all rights of Lender hereunder, under the Loan Documents, at law and in equity.

7.Cash Management.  Notwithstanding anything to the contrary in the Loan Documents, including but not limited to that certain Side Letter dated as of August 15, 2012, by and among Lender, Borrower and Guarantor, in the event the Property does not maintain a DCR (as defined below) of at least 1.0 as of August 31, 2020, Borrower and Lender shall enter into a Clearing Account Agreement and a Cash Management Agreement, each in form and substance acceptable to Lender, no later than September 30, 2020, pursuant to which Borrower shall cause all Rents to be remitted directly to an account (the “Clearing Account”) established with a bank acceptable to Lender in its sole discretion (the “Deposit Bank”), provided that, as of the date of this Agreement, U.S. Bank National Association is an acceptable Deposit Bank; and the failure to satisfy such requirements by September 30, 2020 shall be an Event of Default under the Loan Documents, provided that, in the event that such requirements cannot be satisfied with reasonable due diligence by September 30, 2020, such failure shall not constitute an Event of Termination under this Agreement so long as Borrower diligently works to remedy the same for such additional period of time, if any, as reasonably determined by Lender.  The Deposit Bank shall also be a party to the Clearing Account Agreement and, subject to the terms of this Section, Lender shall have sole dominion and control over, and a perfected security interest in, the Clearing Account.  At Lender’s option and direction, all funds in the Clearing Account shall be transferred to an account designated by Lender (the “Cash Management Account”), at an institution designated by Lender (the “Cash Management Depository”), or at Lender’s option and direction, Lender may designate the Deposit Bank as the Cash Management Depository and may also designate the Clearing Account as the Cash Management Account.  Lender shall apply the funds in the Cash Management Account, on the applicable due date thereof, as follows:

(a)first, as estimated by Lender, an amount (when paid monthly) necessary to accumulate sufficient funds to pay all real estate taxes and insurance premiums for the Property when due, to be held by Lender pursuant to Section 1.04 of the Security Instrument;

(b)second, to Lender to pay debt service and other amounts due under the Loan (including principal, interest and late payment charges);

(c)third, to monthly payments to Borrower in an amount sufficient to pay operating expenses and management fees of the Property in accordance with the Annual Budget (as defined below) and approved by Lender;

(d)fourth, funds due to Borrower in an amount sufficient to pay all extraordinary monthly expenses of the Property approved by Lender; and

(e)fifth, all excess cash flow shall remain in the Cash Management Account, as additional collateral for the Loan.

For purposes of this Section, “DCR” shall mean, for any period, a fraction, the numerator of which shall equal the projected net operating income of the Property for such period, and the denominator of which shall equal the aggregate of the principal and interest for such period with respect to the indebtedness due pursuant to the Loan Documents based on a thirty (30) year amortization.  Such calculation shall be as determined by Lender.

Upon written request from Borrower and provided no Event of Default exists and no Event of Termination has occurred, amounts in the Cash Management Account shall, in Lender’s reasonable discretion and at Lender’s direction, be disbursed to Borrower from time to time to pay or reimburse Borrower for operating expenses: (i) pursuant to Section 7(c) above which were unpaid because of previously insufficient revenue generation at the Property, (ii) in excess of those set forth in the Annual Budget, or (iii) that are capital expenditures and leasing expenses not otherwise included in the Annual Budget.

Upon written request from Borrower and provided no Event of Default exists and no Event of Termination has occurred, in the event the Property obtains a DCR of at least 1.3 at any time on or after September 1, 2020, Borrower thereafter shall no longer be required to cause all Rents to be remitted directly to the Clearing Account, and all amounts in the Cash Management Account shall be returned by Lender to Borrower.

Borrower shall pay all actual out-of-pocket fees and expenses incurred by Lender in connection with the Clearing Account and the Cash Management Account, including, without limitation, actual out-of-pocket attorneys’ fees and expenses.  Borrower shall also pay all fees and charges of the Deposit Bank and of the Cash Management Depository in connection with the Clearing Account and the Cash Management Account, including without limitation, any fees of Deposit Bank and of the Cash Management Depository for maintaining the applicable account.

8.Assignment by Lender.  Lender may assign its rights and obligations under the Loan Documents, in whole or in part, including, without limitation (a) bifurcating the Loan into one or more participations, components, or other notes or (b) re-allocating the Loan among one or more senior and subordinate loans, to any of its subsidiaries, affiliates or nominees (“Lender’s Assignee”).  If Lender so elects, Borrower will cause every item or document which Borrower is required under the Loan Documents to deliver to Lender, to name and be delivered to Lender’s Assignee.  Furthermore, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by Grantor to Lender and/or

Lender’s Assignee substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of Loan, and containing terms, provisions and clauses substantially similar to those contained in the Loan Documents, which, in the aggregate, will have terms substantially consistent with the Loan, and such other documents and instruments as may be required by Lender, which have no material adverse effect on Borrower; provided, however, in no event shall Lender (i) modify or amend any economic term or other material term of the Loan, or (ii) increase the obligations, or decrease the rights, of any Borrower under the Loan Documents.  Notwithstanding anything to the contrary set forth in this Agreement, Borrower and Guarantor shall not be required to incur more than any nominal cost or expense in performance of their obligations under this Section 8.

9.Annual Budget.  Borrower shall furnish to Lender an operating budget for the Property, presented on a monthly basis, including applicable cash flow projections and all proposed capital replacements and improvements, upon the execution of this Agreement for the Borrower’s current fiscal year and thereafter at least thirty (30) days prior to the start of each future Borrower fiscal year (the “Annual Budget”).

10.Release of Claims.  Each of Borrower and Guarantor for themselves and for their past, present and future agents, attorneys, representatives, officers, directors, partners, shareholders, successors and assigns (collectively, the “Releasors”) does hereby release, remise, and forever discharge Lender, and Lender’s divisions, subsidiaries, parents, affiliates and other related entities (whether or not such entities are wholly‑owned) and each of Lender’s past, present and future directors, trustees, fiduciaries, administrators, officers, agents, employees, servants, shareholders and attorneys (as well as its predecessors, successors and assigns) (collectively, the “Releasees”) of and from all manner of actions, causes of action, suits, debts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, liabilities, obligations, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, known or unknown at this time (collectively, “Claims”), which the Releasors, or any of them, now have as of the date of this Agreement or may claim to have, against one or more of the Releasees for or by reason of: (i) any matter, claim, damage or cause of action whatsoever (including, without in any way limiting the generality of the foregoing, all direct and indirect claims either for direct, consequential, or punitive damages of any kind) arising or accruing prior to the date hereof, whether known or unknown, suspected or unsuspected, foreseen or unforeseen at the present time arising out of or relating to the Loan Documents, the Property or the Loan; (ii) any pre‑existing acts, claims or events occurring at any time or times up to the date hereof which may result in future claims of any kind, (including, without in any way limiting the generality of the foregoing, all direct and indirect claims either for direct, consequential, or punitive damages of any kind) arising out of or relating to Loan Documents, the Property or the Loan; (iii) any matter arising out of or relating to the Loan Documents, the enforcement of the Loan Documents, the Property or the Loan arising prior to the date of this Agreement (the matters referred to in the immediately preceding clauses (i), (ii) and (iii) shall collectively be referred to herein as the “Released Claims”).  Each of the Releasors hereby agrees not to bring, or assist in bringing, any claim, action, cause of action, or proceeding regarding or in any way related to any of the Released Claims, and each of the Releasors further agrees that the foregoing release is, will constitute, and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.

11.Undelivered Item Requirements.  In connection with Lender’s agreement to the Debt Service Deferral and to forbear as set forth herein, Borrower and/or Guarantor, as applicable, shall deliver the items, each to Lender’s satisfaction, described on Exhibit A attached hereto with respect to the Property, Borrower or Guarantor, as applicable (the “Undelivered Item Requirements”), within fifteen (15) business days after the execution and delivery of this Agreement by Borrower and Guarantor, provided that, in the event that any or all of such Undelivered Item Requirements cannot be satisfied with reasonable due diligence within fifteen (15) business days after the execution and delivery of this Agreement by Borrower and Guarantor, such failure shall not constitute an Event of Termination under this Agreement so long as Borrower diligently works to satisfy the same for such additional period of time, if any, as reasonably determined by Lender.  Borrower acknowledges that Lender would not have agreed to the Debt Service Deferral and to forbearance provided herein but for Borrower and Guarantor’s agreement to satisfy the Undelivered Item Requirements, and the failure of Borrower and/or Guarantor to satisfy the Undelivered Item Requirements within the time set forth above shall be deemed an Event of Termination.

12.Borrower’s and Guarantor’s Representations and Warranties.  Each of Borrower and Guarantor hereby reaffirms all of their respective representations and warranties set forth in the Loan Documents, excluding the representations in Sections 1.08C(4) and (6) of the Security Instrument and Sections 7(e) and (j) of the Assignment (as defined in the Security Instrument) to the extent there are defaults by tenants under leases due to non-payment of rent resulting from the COVID‑19 pandemic, and excluding the representations in Section 1.08C(9) of the Security Instrument and Section 7(n) of the Assignment to the extent Borrower is not required by the terms of the Loan Documents to disclose to Lender certain amendments of or modifications to leases, and further represents and warrants that (a) Borrower is the sole legal and beneficial owner of the Property; (b) each of Borrower and Guarantor has the full power and authority (i) to execute and deliver this Agreement and (ii) to perform its obligations hereunder; (c) Borrower’s and Guarantor’s execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action on the part of Borrower and Guarantor; (d) this Agreement has been duly and validly executed and delivered by Borrower and Guarantor and constitutes the legal, valid, and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms; (e) no authorization, consent, approval, license, exemption, or other action by, and no registration, qualification, designation, declaration or filing with, any Person not a party hereto is or will be necessary in connection with the execution and delivery by Borrower and Guarantor of this Agreement or, to the extent necessary, have been obtained prior to the date hereof; (f) the execution and delivery of this Agreement does not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of Borrower’s or Guarantor’s properties may be bound; (g) there exists no default under the Note or any other Loan Document (it being agreed that the failure to pay the Deferred Debt Service as originally required under the Loan Documents does not constitute an Event of Default so long as Borrower and Guarantor comply with the terms of this Agreement); (h) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to the Obligations; and (i) the Loan Documents and this Agreement are fully enforceable by their terms.  Each of Borrower and Guarantor further represent and warrant that there is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s and Guarantor’s knowledge, threatened) (i) against Borrower or Guarantor or against any other person liable directly or indirectly for the Obligations which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or Guarantor, or in the ability of Borrower to pay or otherwise perform the Obligations, or (ii) which affects the Property or Borrower’s title to the Property, or (iii) which affects the validity, enforceability or priority of any of the Loan Documents.  It shall be an Event of Default under the Loan Documents if any representation or warranty made by Borrower or Guarantor herein proves to be untrue or inaccurate in any respect.

13.Renewal; Lien Continuation; No Novation.  Subject to the provisions of this Agreement, Borrower hereby renews the Obligations and promises to pay and perform all Obligations; and Guarantor hereby renews and reaffirms its obligations under the Loan Documents and promises to pay and perform all of its obligations under the Loan Documents.  Nothing in this Agreement shall in any manner diminish, impair, waive or extinguish any of the Loan Documents (including, without limitation, the Note), any Obligations or any of the liens, assignments, grants or security interests given to secure all or any part of the Obligations (collectively, the “Liens”).  The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations.  The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.

14.No Notice.  Borrower and Guarantor waive any and all notice, presentment, notice of dishonor or demand under the Loan Documents with respect to the Deferred Debt Service.  Borrower and Guarantor each further acknowledges that upon the occurrence of an Event of Termination, Lender shall immediately be entitled to exercise any and all rights and remedies, without further notice or opportunity to cure, that it may have under this Agreement, the Loan Documents, at law and/or in equity, including, without limitation, the right to commence foreclosure proceedings.

15.Default.  A default under this Agreement shall constitute an Event of Default under the Note and other Loan Documents.

16.No Waiver by Lender; Reservation of Rights.  Except as expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way any of the Obligations, any of the rights of Lender or any remedies of Lender arising under the Loan Documents, at law or in equity, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Documents and which upon Borrower’s execution and delivery of this Agreement might otherwise exist or which might hereafter occur.  Without limiting the foregoing, nothing in this Agreement shall be deemed to apply to or limit any right or remedy of Lender, at any time following the occurrence of an Event of Termination, including, without limitation, (A) the right to exercise self-help remedies, or (B) the right to foreclose judicially or non-judicially against any real or personal property collateral, or to exercise judicial or non-judicially power of sale rights, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, prejudgment attachment, or the appointment of a receiver.

17.No Modification; No Course of Conduct.  This Agreement shall not constitute: (i) an agreement to negotiate with one or more of the parties; (ii) an agreement to amend or modify any or all of the Loan Documents; or (iii) a course of conduct or course of dealing relating to any one or more of the above.  Borrower and Guarantor each acknowledge that neither has any basis to expect Lender to enter into any further forbearance or any modification of the Loan Documents.

18.Acknowledgment of Legal Counsel.  Borrower and Guarantor each represents and warrants that each is represented by legal counsel of their respective choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.

19.Entire Agreement; Binding Affect.  This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties with respect to the Loan except as set forth in this Agreement and the Loan Documents.  This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.  Nothing in this Agreement or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Loan Documents.

20.Survival.  The provisions of this Agreement shall survive from and after being executed by the parties hereto, notwithstanding Borrower’s failure to satisfy the Conditions Precedent or the occurrence of an Event of Termination.

21.Governing Law.  This Agreement is executed and delivered in the State of New Jersey (the “State”) and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the State.  Borrower specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the State with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing.  Borrower agrees that the execution and performance of this Agreement shall have a State situs and accordingly, consents to personal jurisdiction in the State.

22.Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.  Delivery by electronic transmission in pdf format of an executed counterpart of this Amendment shall be deemed as effective as delivery of an originally executed counterpart.

23.Electronic Execution of Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation any consents hereunder) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, N.J.S.A. 12A:12-1 et seq.; provided that notwithstanding anything contained herein to the contrary Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it.

24.Costs and Expenses.  Borrower and Guarantor jointly and severally agree to pay to Lender on demand all actual out-of-pocket costs and expenses incurred by Lender (including the fees, charges and disbursements of counsel for Lender and any title search or commitment costs), in connection with the preparation, negotiation, execution and delivery of this Agreement and any other documents to be delivered in connection herewith, including but not limited to the Clearing Account Agreement and Cash Management Agreement.

25.WAIVER OF JURY TRIAL.  BORROWER AND GUARANTOR EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE UNDERLYING TRANSACTIONS.  BORROWER AND GUARANTOR EACH CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

26.Ratification.  To the extent of any conflict between the Loan Documents and this Agreement, this Agreement shall control.  Unless specifically modified hereby, all terms of the Loan Documents shall remain in full force and effect.

27.Time of the Essence.  Time is of the essence in the performance of Borrower’s and Guarantor’s obligations under this Agreement and the Loan Documents.

28.Tolling.  The parties hereto agree that the running of any time period or statute of limitations governing any claim Lender has or may have against Borrower and/or Guarantor is tolled from the date hereof through and including the date of the occurrence of an Event of Termination.

29.Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

30.Waiver of Automatic Stay.  Lender shall be and is entitled to, and Borrower hereby consents to, relief from the stay imposed by Section 362 of the Bankruptcy Code, as amended, in any applicable proceeding.  Borrower represents, warrants and agrees that (i) Borrower is a sophisticated commercial party experienced in transactions similar to the transaction contemplated herein and is represented by counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by Borrower in its sole discretion, (ii) it has been advised of, and discussed with its counsel, alternatives to entering into this Agreement, including without limitation, a petition for relief under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A., and it has determined that the transactions described herein are more favorable to it than such alternatives, (iii) it has been given good and valuable consideration for the waiver described in this Section 30, (iv) it has not entered into this Agreement with intention, expectation or belief that its performance in accordance with the terms this Agreement will adversely affect Borrower’s secured or unsecured creditors other than Lender, if any, and (v) it is entering into this Agreement with a reasonable, good faith expectation that it will be able to otherwise perform and satisfy its obligations in respect of this Agreement, the Loan and the Loan Documents together with its obligations to its secured and unsecured creditors other than Lender, if any, as and when such obligations become due.

31.References. This Agreement is a Loan Document and from and after the date hereof: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such other Loan Documents as modified by this Agreement; and (b) all references to the term “Loan Documents” in each of the Loan Documents shall hereinafter refer to the Loan Documents as defined in the Security Instrument, this Agreement, and all documents executed in connection with this Agreement.  Without limiting the foregoing, any breach of any term set forth in this Agreement shall be an Event of Default under the Loan Documents.

32.Amendments.  This Agreement and the Loan Documents may only be amended, revised, waived, discharged, released or terminated by a written instrument executed by the parties hereto.

33.Submission of Agreement.  The submission of this Agreement to Borrower and Guarantor or any of their agents or attorneys for review or signature does not constitute a commitment or agreement by Lender to forbear from the exercise of its rights and remedies under the Loan Documents, to modify the Loan Documents or to otherwise consummate the transactions contemplated herein, and this Agreement shall have no force or effect unless the signatures of Lender and each of the other parties hereto shall have been fully-executed and delivered.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement under seal as of the day and year first hereinabove written.

LENDER:

NEW YORK LIFE INSURANCE COMPANY,

a New York mutual insurance company

By:/s/ Paula H. Warren

Name:Paula H. Warren

Title:Corporate Vice President

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,

a New York corporation

By:	Nuveen Alternatives Advisors LLC,
a Delaware limited liability company,
its investment manager

By:/s/ Talia Feuerstein

Name:Talia Feuerstein

Title:Director

Signature Page

BORROWER:

PR CHERRY HILL STW LLC,

a Delaware limited liability company

By:	PREIT Associates, L.P.,

a Delaware limited partnership,

its sole member

By:	Pennsylvania Real Estate Investment Trust,

its sole general partner

By:/s/ Andrew M. Ioannou

Name:Andrew M. Ioannou

Title:Executive Vice President, Finance & Acquisitions

CHERRY HILL CENTER, LLC,

a Maryland limited liability company

By:	Cherry Hill Center Manager, LLC,

a Delaware limited liability company,

its managing member

By:	PREIT Associates, L.P.,

a Delaware limited partnership,

its sole member

By:Pennsylvania Real Estate Investment
Trust,

its sole general partner

By:/s/ Andrew M. Ioannou

Name:Andrew M. Ioannou

Title:Executive Vice President, Finance & Acquisitions

Signature Page

GUARANTOR:

PREIT ASSOCIATES, L.P.,

a Delaware limited partnership

By:Pennsylvania Real Estate Investment Trust,

its sole general partner

By:/s/ Andrew M. Ioannou

Name:Andrew M. Ioannou

Title:Executive Vice President, Finance & Acquisitions

Signature Page

EXHIBIT A

Undelivered Item Requirements

1.	An opinion of counsel, in form and substance reasonably satisfactory to Lender, as to the due execution and delivery and due authorization of this Agreement by Borrower and Guarantor;
2.	Title commitment for Property, including copies of any new exception documents;
3.	Current organizational chart of Borrower and Guarantor;
4.

Searches of Borrower and Guarantor for judgments and liens including (i) UCC search in state of formation and state where the Property is located, (ii) state and federal tax lien searches in state of formation, headquarters and/or Property location, (iii) litigation and judgment searches in the state courts and federal district courts of the state formation, headquarters and/or Property location, and (iv) bankruptcy searches in state of formation, headquarters and/or Property location;

5.	Leasing Activity Report;
6.	Schedule Trigger of Co-Tenancy;
7.	Debt Maturity Schedule; and
8.	Summary of Business Interruption Insurance.

Exhibit A-1